Exhibit 99.1

Catalent Announces Pricing of Private Offering of Senior Unsecured Notes Due 2027

SOMERSET, N.J., June 24, 2019—Catalent, Inc. (“Catalent”) (NYSE: CTLT), the leading global diversified provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products, today announced that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Operating Subsidiary”), priced a private offering (the “Private Offering”) of $500.0 million in aggregate principal amount of 5.00% senior unsecured notes due 2027 (the “Notes”) at par.

The Operating Subsidiary intends to use the net proceeds from the Private Offering to (i) repay in full the outstanding borrowings under its U.S. dollar-denominated term loans that mature in May 2024 under its senior secured credit facilities, plus any accrued and unpaid interest thereon, (ii) pay related fees and expenses and (iii) provide cash on its balance sheet for general corporate purposes.

The Notes will be guaranteed by all of the wholly owned U.S. subsidiaries of the Operating Subsidiary that guarantee its senior secured credit facilities. The Notes will not be guaranteed by PTS Intermediate Holdings, LLC or Catalent, the direct and indirect parent companies of the Operating Subsidiary.

The Private Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The sale of the Notes is expected to be consummated on June 27, 2019, subject to customary closing conditions.

The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation, or sale is unlawful.

About Catalent

Catalent is the leading global diversified provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With more than 85 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs over 11,000 people, including over 1,800 scientists, at more than 30 facilities across five continents, and in fiscal year 2018 generated approximately $2.5 billion in annual revenue. Catalent is headquartered in Somerset, New Jersey.

Forward-Looking Statements

This press release contains both historical and forward-looking statements, including statements regarding the consummation of the Private Offering and plans, projections and estimates regarding the use of proceeds from the Private Offering. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: Catalent’s integration of Paragon Bioservices, Inc. into its overall operations or realizing on the anticipated business from the acquisition; changes to Catalent’s business, its industry or the overall economic climate, general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of its offerings; inability to enhance Catalent’s existing or introduce new technology or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and Catalent’s substantial debt and debt service requirements that restrict its operating and financial flexibility and impose significant interest and financial costs; or difficulty in integrating other acquisitions into Catalent’s existing business, thereby reducing or eliminating the anticipated benefits of the acquisition. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Exhibit 99.2 of Catalent’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 24, 2019 and Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the SEC. All forward-looking statements speak only as of the date of this press release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Contact:

Catalent, Inc.

Investor Contact:

Thomas Castellano, 732-537-6325

investors@catalent.com